UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 21, 2011

EASTERN SECURITY & PROTECTION SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-154422	80-0217073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

68 Harbin Road, Shenyang, Liaoning, People’s Republic of China		110002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		86-24-2250-1035

Velvet Rope Special Events Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Items

Effective March 21, 2011, we split our issued and outstanding common stock on a 5.11364 for 1 basis.  As a result, our issued and outstanding shares of common stock increased from 1,393,000 to 7,123,322, all with a par value of $0.0001.  Our authorized capital and preferred stock remain unchanged.

Effective March 21, 2011, we changed our name from “Velvet Rope Special Events Inc.” to “Eastern Security & Protection Services, Inc.” by way of a merger with our wholly-owned subsidiary Eastern Security & Protection Services, Inc., which was formed solely for the change of name.

The forward stock split and name change has become effective with the Over-the-Counter Bulletin Board at the opening of trading on March 21, 2011 under our new symbol “EASTD”.  The “D” on our trading symbol will be removed 20 days after March 21, 2011.  Our new CUSIP number is 276896 107.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN SECURITY & PROTECTION SERVICES, INC.

/s/ Rui Tan
Rui Tan
President and Director

Date:	March 21, 2011